Exhibit 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES ITS SECOND FISCAL QUARTER FINANCIAL RESULTS AND ITS QUARTERLY DIVIDEND OF $0.27 PER SHARE

Quarterly Reorder Sales Increased 1.4%

Gross Margins Improved Sequentially from 27.3% to 28.6%

Operating Margins Increased 430 Basis Points Sequentially

Delray Beach, Florida, October 21, 2019 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2019. Net sales for the quarter ended September 30, 2019 were $69.9 million, compared to $71.4 million for the quarter ended September 30, 2018, a decrease of 2.0%. Net income was $6.7 million, or $0.33 diluted per share, for the quarter ended September 30, 2019, compared to net income of $10.8 million, or $0.52 diluted per share, for the quarter ended September 30, 2018, a 36% decrease in diluted earnings per share. Reorder sales increased 1.4%, to $61.9 million for the quarter ended September 30, 2019, compared to $61.0 million for the same quarter in the prior year.

Menderes Akdag, CEO and President, commented: “We were encouraged with improvements to our reorder sales and gross and operating margins during the quarter. Gross margins improved by 130 basis points from 27.3% in the June quarter to 28.6% in the September quarter, and operating margins improved by 430 basis points from 7.7% in the June quarter to 12.0% in the September quarter. The gross margin increase can be attributed to our success in obtaining direct purchasing relationships with the major manufacturers, and the implementation of the minimum advertised price (MAP) policy by some of the major manufacturers. We anticipate MAP pricing to stabilize pet medication prices throughout the online channel. We made further progress in October, and we now have direct relationships with all of the major manufacturers, which may help further improve our gross margins in the future. We are also pleased to announce that on September 1st we launched our new PetMeds® Rewards Program. This customer loyalty program allows our customers to accrue points to receive additional discounts on future orders. This program will increase our engagement with our customer base and should help promote future reorder sales. Net cash from operations for the six months ended September 30, 2019 was $17.3 million, compared to $20.4 million for the same period last year.   In fiscal 2020, we will continue to be price competitive and will focus on optimizing our marketing in this more competitive environment and being more efficient with our advertising spending. In addition, we will be investing in our e-commerce platform to better service our customers. This platform will enable us to improve upon our already strong net promoter score of 83.5%. We believe this customer satisfaction measure reflects the strong bond we have with our customers and will assist the Company with future customer retention.”

The Board of Directors declared a quarterly dividend of $0.27 per share on the Company’s common stock. The dividend will be payable on November 15, 2019, to shareholders of record at the close of business on November 4, 2019. The Company intends to continue to pay regular quarterly dividends; however, the declaration and payment of future dividends is discretionary and will be subject to a determination by the Board of Directors each quarter following its review of the Company’s financial performance.

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter’s financial results. To access the call, which is open to the public, please dial (888) 455-1758 (toll free) or (203) 827-7025. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10:00 A.M. on October 21, 2019 until November 4, 2019 at 10:59 P.M Eastern Time. To access the replay, call (800) 839-2310 (toll free) or (203) 369-3635, and enter passcode 5500.

Founded in 1996, PetMed Express is America’s Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats, and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.

This press release may contain “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company’s ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such “forward-looking” statements are set forth in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2019. The Company’s future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K. For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 561-526-4444.

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Exhibit 99.1 Page 1 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	March 31,
	2019	2019
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$94,897	$100,529
Accounts receivable, less allowance for doubtful accounts of $22 and $39, respectively	1,466	2,542
Inventories - finished goods	19,061	21,370
Prepaid expenses and other current assets	2,841	1,408
Prepaid income taxes	-	582
Total current assets	118,265	126,431

Noncurrent assets:
Property and equipment, net	26,412	27,136
Intangible assets	860	860
Total noncurrent assets	27,272	27,996

Total assets	$145,537	$154,427

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$15,155	$16,275
Accrued expenses and other current liabilities	2,871	2,351
Income taxes payable	525	-
Total current liabilities	18,551	18,626

Deferred tax liabilities	1,395	1,121

Total liabilities	19,946	19,747

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.001 par value, 5,000 shares authorized; 3 convertible shares issued and outstanding with a liquidation preference of $4 per share	9	9
Common stock, $.001 par value, 40,000 shares authorized; 20,175 and 20,674 shares issued and outstanding, respectively	20	21
Additional paid-in capital	2,347	12,478
Retained earnings	123,215	122,172

Total shareholders' equity	125,591	134,680

Total liabilities and shareholders' equity	$145,537	$154,427

Exhibit 99.1 Page 2 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands, except for per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Sales	$69,936	$71,396	$149,924	$158,786
Cost of sales	49,934	46,141	108,061	103,577

Gross profit	20,002	25,255	41,863	55,209

Operating expenses:
General and administrative	6,303	6,200	12,811	13,134
Advertising	4,756	5,300	13,380	12,007
Depreciation	572	552	1,140	1,108
Total operating expenses	11,631	12,052	27,331	26,249

Income from operations	8,371	13,203	14,532	28,960

Other income:
Interest income, net	459	428	1,026	807
Other, net	304	255	561	572
Total other income	763	683	1,587	1,379

Income before provision for income taxes	9,134	13,886	16,119	30,339

Provision for income taxes	2,469	3,134	4,111	7,005

Net income	$6,665	$10,752	$12,008	$23,334

Comprehensive income	$6,665	$10,752	$12,008	$23,334

Net income per common share:
Basic	$0.33	$0.53	$0.60	$1.14
Diluted	$0.33	$0.52	$0.60	$1.14

Weighted average number of common shares outstanding:
Basic	19,963	20,463	20,098	20,436
Diluted	19,973	20,520	20,109	20,485

Cash dividends declared per common share	$0.27	$0.27	$0.54	$0.52

Exhibit 99.1 Page 3 of 4

PETMED EXPRESS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Six Months Ended
	September 30,
	2019	2018
Cash flows from operating activities:
Net income	$12,008	$23,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,140	1,108
Share based compensation	1,365	1,500
Deferred income taxes	274	189
Bad debt expense	64	49
(Increase) decrease in operating assets and increase (decrease) in liabilities:
Accounts receivable	1,012	457
Inventories - finished goods	2,309	(5,279)
Prepaid income taxes	582	170
Prepaid expenses and other current assets	(1,433)	(94)
Accounts payable	(1,120)	(996)
Accrued expenses and other current liabilities	568	(36)
Income taxes payable	525	-
Net cash provided by operating activities	17,294	20,402

Cash flows from investing activities:
Purchases of property and equipment	(416)	(450)
Net cash used in investing activities	(416)	(450)

Cash flows from financing activities:
Repurchase and retirement of common stock	(11,496)	-
Dividends paid	(11,014)	(10,756)
Net cash used in financing activities	(22,510)	(10,756)

Net (decrease) increase in cash and cash equivalents	(5,632)	9,196
Cash and cash equivalents, at beginning of period	100,529	77,936

Cash and cash equivalents, at end of period	$94,897	$87,132

Supplemental disclosure of cash flow information:

Cash paid for income taxes	$2,730	$6,645

Dividends payable in accrued expenses	$155	$207

Exhibit 99.1 Page 4 of 4